EXHIBIT 99.1
NEWS RELEASE

Contact:	Deric Eubanks	Laken Avonne Rapier	Joseph Calabrese
	Chief Financial Officer	Media Contact	Financial Relations Board
	(972) 490-9600	LRapier@ashfordinc.com	(212) 827-3772

ASHFORD TRUST DECLARES PREFERRED DIVIDENDS
FOR THE FIRST QUARTER OF 2025

DALLAS – January 13, 2025 – Ashford Hospitality Trust, Inc. (NYSE: AHT) (“Ashford Trust” or the “Company”) announced today that its Board of Directors (the “Board”) declared a dividend of $0.5281 per diluted share for the Company’s 8.45% Series D Cumulative Preferred Stock for the first quarter ending March 31, 2025. The dividend is payable on April 15, 2025, to stockholders of record as of March 31, 2025.
The Board declared a dividend of $0.4609 per diluted share for the Company’s 7.375% Series F Cumulative Preferred Stock for the first quarter ending March 31, 2025. The dividend is payable on April 15, 2025, to stockholders of record as of March 31, 2025.
The Board declared a dividend of $0.4609 per diluted share for the Company’s 7.375% Series G Cumulative Preferred Stock for the first quarter ending March 31, 2025. The dividend is payable on April 15, 2025, to stockholders of record as of March 31, 2025.
The Board declared a dividend of $0.46875 per diluted share for the Company’s 7.50% Series H Cumulative Preferred Stock for the first quarter ending March 31, 2025. The dividend is payable on April 15, 2025, to stockholders of record as of March 31, 2025.
The Board declared a dividend of $0.46875 per diluted share for the Company’s 7.50% Series I Cumulative Preferred Stock for the first quarter ending March 31, 2025. The dividend is payable on April 15, 2025, to stockholders of record as of March 31, 2025.
The Board declared a monthly cash dividend for all CUSIPs of the Company’s Series J Redeemable Preferred Stock payable as follows: $0.16667 per share will be paid on February 18,

2025 to stockholders of record as of January 31, 2025; $0.16667 per share will be paid on March 17, 2025 to stockholders of record as of February 28, 2025; and $0.16667 per share will be paid on April 15, 2025 to stockholders of record as of March 31, 2025.
The Board declared a monthly cash dividend for CUSIPs 04410D867 and 04410D792 of the Company’s Series K Redeemable Preferred Stock payable as follows: $0.17500 per share will be paid on February 18, 2025 to stockholders of record as of January 31, 2025; $0.17500 per share will be paid on March 17, 2025 to stockholders of record as of February 28, 2025; and $0.17500 per share will be paid on April 15, 2025 to stockholders of record as of March 31, 2025.
The Board declared a monthly cash dividend for CUSIPs 04410D727, 04410D651, 04410D578, and 04410D511 of the Company’s Series K Redeemable Preferred Stock payable as follows: $0.17292 per share will be paid on February 18, 2025 to stockholders of record as of January 31, 2025; $0.17292 per share will be paid on March 17, 2025 to stockholders of record as of February 28, 2025; and $0.17292 per share will be paid on April 15, 2025 to stockholders of record as of March 31, 2025.
The Board declared a monthly cash dividend for all remaining CUSIPs of the Company’s Series K Redeemable Preferred Stock payable as follows: $0.17083 per share will be paid on February 18, 2025 to stockholders of record as of January 31, 2025; $0.17083 per share will be paid on March 17, 2025 to stockholders of record as of February 28, 2025; and $0.17083 per share will be paid on April 15, 2025 to stockholders of record as of March 31, 2025.
As of December 31, 2024, there were 6,799,638 shares of the Company’s Series J Redeemable Preferred Stock and 601,175 shares of the Company’s Series K Redeemable Preferred Stock issued and outstanding.
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Ashford Hospitality Trust is a real estate investment trust (REIT) focused on investing predominantly in upper upscale, full-service hotels.

Forward-Looking Statements
Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the federal securities regulations. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” or other similar words or expressions. Additionally, statements regarding the following subjects are forward-looking by their nature: our business and investment strategy; anticipated or expected purchases, sales or dispositions of assets; our projected operating results; completion of any pending transactions; our plan to pay off strategic financing; our ability to restructure existing property-level indebtedness; our ability to secure additional financing to enable us to operate our business; our understanding of our competition; projected capital expenditures; and the impact of technology on our operations and business. Such forward-looking statements are based on our beliefs, assumptions, and expectations of our future performance taking into account all information currently known to us. These beliefs, assumptions, and expectations can change as a result of many potential events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity, results of operations, plans, and other objectives may vary materially from those expressed in our forward-looking statements. You should carefully consider this risk when you make an investment decision concerning our securities. These and other risk factors are more fully discussed in the Company's filings with the SEC.
The forward-looking statements included in this press release are only made as of the date of this press release. Investors should not place undue reliance on these forward-looking statements. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise except to the extent required by law.
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